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                                                                    EXHIBIT 23.7


                          CONSENT OF FINANCIAL ADVISOR


     We hereby consent to the use in this registration statement on Form S-4 of our letter to the Board of Directors of CCB Financial Corporation included as Appendix D to the Joint Proxy Statement-Prospectus that is a part of this Registration Statement, and to the references to such letters and to our firm in such Joint Proxy Statement-Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                         /s/    WHEAT, FIRST SECURITIES, INC.

                                              WHEAT, FIRST SECURITIES, INC.


Richmond, Virginia
January 26, 1995